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                                                                    EXHIBIT 10.4

                                                           STRICTLY CONFIDENTIAL
                                                           EXECUTION COPY

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                   RAAH I, LLC

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                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                   RAAH I, LLC

        AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ("Agreement"), dated as of June 27, 2001, of RAAH I, LLC, a Delaware limited liability company (the "COMPANY"), by and among, Raytheon Aircraft Holdings, Inc., a Delaware company, ("RAYTHEON AIRCRAFT"), and RA Aerospace Holding LLC, a Delaware limited liability company ("RAH"), such parties being members of the Company (collectively, together with the other parties who become members pursuant to the provisions hereof, referred to as the "MEMBERS" or individually as a "MEMBER"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in Article I below.

               WHEREAS, Raytheon and RAH are forming a joint venture pursuant to the Combination Agreement dated as of April 5, 2001 and amended by Amendment Number One dated as of June 27, 2001 (as amended, the "COMBINATION AGREEMENT");

               WHEREAS, the Company was originally formed on April 5, 2001, under the name, RAAH I, LLC by RAH as a limited liability company pursuant to the Act by filing a Certificate of Formation of the Company (as it may be amended or modified from time to time, the "CERTIFICATE ") with the office of the Secretary of State of the State of Delaware and entering into Limited Liability Company Agreement of the Company, dated as of April 5, 2001 (the "ORIGINAL OPERATING AGREEMENT");

               WHEREAS, pursuant to the Original Operating Agreement, RAH has heretofore been the sole member of and was issued the entire limited liability company interest in the Company (the "RAH INTEREST");

               WHEREAS, the Raytheon Aerospace Company was a company incorporated under the laws of the State of Kansas which merged with and into Wing Corp., a company incorporated under the laws of the State of Delaware;

               WHEREAS, on the date hereof, Wing Corp. was converted to a Delaware limited liability company pursuant to Section 18-214 of the Act and
Section 266 of the General Corporation Law of the State of Delaware (the "GCL") with Raytheon Aircraft as the sole member (as converted, "WING") by causing the filing with the Secretary of State of the State of Delaware of a Certificate of Conversion to Limited Liability Company (the "Certificate of Conversion") and a Certificate of Formation; and

               WHEREAS, Raytheon Aircraft has agreed to convey, sell, assign and deliver its interests in Wing to the Company and admit the Company as the sole member of Wing, in exchange for interests in the Company and its admission as a member of the Company, on the terms and subject to the conditions of the Combination Agreement and this Agreement;

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               WHEREAS, RAH desires to acquire interests in the Company for cash and the RAH Interest and continue as a member of the Company, on the terms and subject to the conditions of the Combination Agreement and this Agreement;

               WHEREAS, the Members desire to continue the Company as a limited liability company under the Act and this Agreement and to amend and restate the Original Operating Agreement in its entirety.

               NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.1 DEFINITIONS. When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

        "708 TERMINATION" has the meaning set forth in Section 8.1(a).

        "ACT" means the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, ET SEQ., as in effect from time to time.

        "ADDITIONAL INTEREST" has the meaning set forth in Section 3.2(a).

        "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to each Unitholder, the deficit balance, if any, in such Unitholder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

               (a) Credit to such Capital Account any amount which such Member is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations Section 1.704-2(g)(1) and (without duplication) 1.704-2(i)(5); and

               (b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        "ADJUSTED INVESTED CAPITAL" means at any time the sum of $57,143,000 plus any additional Capital Contributions made by the RAH Member and the Raytheon Member.

        "AFFILIATE" means, as to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person.

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        "AGREEMENT" means this Limited Liability Company Agreement, as amended, restated or modified from time to time, including any Exhibits attached hereto.

        "APPLICABLE LAW" means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, Governmental Approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, applicable to such Person or its subsidiaries or their respective assets.

        "BANKRUPTCY" means, with respect to any Person: (i) the filing of a petition by or against a Person as "debtor" under Title 11 of the United States Code (the "BANKRUPTCY CODE") seeking the adjudication of such Person as bankrupt or the appointment of a trustee, receiver, or custodian of such Person's assets and in case of a petition filed against such Person, such filing not having been withdrawn or dismissed within 90 days after the date of such filing; (ii) the making by such Person of a general assignment for the benefit of creditors;
(iii) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian to take possession of or control over the assets of such Person unless such proceedings and the person appointed are dismissed within ninety (90) days of the date upon which the court issued its order, judgment, or decree; or (iv) the determination by the Bankruptcy Court or the written admission of such Person that such Person is generally unable to pay his or her debts as they become due within the meaning of Section 303(h)(1) of the Bankruptcy Code. With respect to a Member, the foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Section 18-101(1) and 18-304 or the Act.

        "BASE RATE" means on any date of determination, a variable rate per annum equal to the rate of interest published, from time to time, by THE WALL STREET JOURNAL as the "prime rate" at large U.S. money center banks.

        "BOARD" means the Board of Representatives as specified in Article VII hereof.

        "CAPITAL ACCOUNT" means, for each Unitholder, the Capital Account established for each Unitholder pursuant to Article VI as maintained for each Unitholder as follows:

               (a) To each Unitholder's Capital Account there shall be credited (i) such Unitholder's Capital Contributions, if any, when and as received and (ii) the Net Profit and other items of Company income and gain allocated to such Unitholder pursuant to Section 6.2;

               (b) To each Unitholder's Capital Account there shall be debited (i) the aggregate amount of cash distributed to such Unitholder,
        (ii) the Net Loss and other items of Company loss and deduction allocated to such Unitholder pursuant to Section 6.2, and (c) the Gross Asset Value of any Company assets (other than cash) distributed to such Unitholder in kind (net of any liabilities secured by such distributed property that the Unitholder is considered to assume or "take subject to" under Section 752 of the Code);

               (c) Capital Accounts shall be otherwise adjusted in accordance with Treasury Regulations Section 1.704-1(b); and

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               (d)    If Units are Transferred in accordance with the terms of
        this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Units.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

        "CAPITAL CONTRIBUTION" means for each Unitholder the total amount of cash and the Gross Asset Value of property contributed to the Company by such Unitholder pursuant to Section 4.1 or otherwise, net of any liabilities associated with such contributed property that the Company is considered to assume or "take subject to" under Section 752 of the Code, which Capital Contribution shall be reflected on SCHEDULE A hereto as amended from time to time in accordance with the terms of this Agreement.

        "C CORPORATION" means a corporation subject to taxation under Section 11 of the Code.

        "CERTIFICATE" shall have the meaning specified in the recitals.

        "CHARGED MEMBER" has the meaning specified in Section 11.3(a).

        "CLASS B UNIT" shall mean an interest in the Net Profits of the Company having the characteristics set forth herein.

        "CLASS B UNITHOLDERS" shall mean a holder of Class B Units.

        "CLASS B UNIT GROSS-UP" shall mean (X) 1 divided by (Y) the difference between (i) 1 and (ii) the Class B Unit Percentage (which Class B Unit Percentage shall for this purpose be expressed as a fraction).

        "CLASS B UNIT PERCENTAGE" shall mean 6.1364%.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "COMMON UNITS" shall mean Junior Common Units and Senior Common Units.

        "COMPANY" has the meaning set forth in the preamble.

        "COMPANY MINIMUM GAIN" has the same meaning as "partnership minimum gain" in Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d). A Unitholder's share of Company Minimum Gain shall be computed in accordance with the provisions of Treasury Regulations Section 1.704-2(g).

        "CORPORATION" means a corporation for profit organized under the Delaware General Corporation Law.

        "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year,

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except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; PROVIDED, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Gross Asset Value of the asset is positive, Depreciation shall be determined with reference to such beginning Gross Asset Value using any permitted method selected by the Board.

        "DISSOLUTION EVENT" has the meaning set forth in Section 9.1.

        "DRAG ALONG SALE AMOUNT" has the meaning set forth in Section 8.2(b).

        "ENCUMBRANCE" means any lien, encumbrance, proxy, voting trust, or similar arrangement, pledge, security interest, collateral security agreement, limitations on voting rights, limitations on rights of ownership, financing statement (and similar notices) filed with any Government Authority, claim, charge, mortgage, pledge, option, restrictive covenant, restriction on transfer or any comparable interest or right created by Applicable Law, of any nature whatsoever.

        "EXCESS LOSS" has the meaning set forth in 6.2(d).

        "FAIR MARKET VALUE" means, as of any date, the fair market value on such date as determined by a majority of the Raytheon Representatives and a majority of the RAH Representatives. For this purpose, securities that are restricted by law, contract, market conditions (including trading volume relative to the Company's holding) or otherwise as to saleability or transferability may be valued at an appropriate discount, based on the nature and term of such restrictions.

        "FAMILY GROUP" means, with respect to an individual Unitholder, such Unitholder, such Unitholder's spouse, siblings, and descendants (whether natural, by marriage or adopted) and any trust solely for the benefit of such Unitholder and/or such Unitholder's spouse, siblings, their respective ancestors and/or descendants (whether natural, by marriage or adopted).

        "FINANCING AGREEMENTS" means(a) the Credit Agreement, dated as of June 27, 2001, by and among Raytheon Aerospace, LLC as borrower, the financial institutions listed therein as lenders, Trustmark National Bank, as swing line lender, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent for Lenders, Heller Financial, Inc., as syndication agent, General Electric Capital Corporation, as co-documentation agent, Credit Lyonnais, as co-documentation agent, and CIBC World Markets Corp., as lead arranger and bookrunner (the "CREDIT AGREEMENT") and (b) the Securities Purchase Agreement, dated as of June 27, 2001, by and among Raytheon Aerospace, LLC, the Company, The Northwestern Mutual Life Insurance Company, and certain other Purchasers (the "Senior Unsecured Debt Documents");

        "FIRST OFFER NOTICE" has the meaning set forth in Section 8.2(c).

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        "FISCAL YEAR" means (i) the taxable year of the Company, which shall be the calendar year unless otherwise required (or, in the Board's reasonable discretion, permitted) by Section 706(b) of the Code, and (ii) for purposes of
Article VI, the portion of any Fiscal Year for which the Company is required to (or does) allocate Gross Income, Net Profit, Net Loss, or other items pursuant to Article VI.

        "GAAP" means United States generally accepted accounting principles as in effect in the United States from time to time.

        "GOVERNMENTAL APPROVAL" means any action, order, authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

        "GOVERNMENTAL AUTHORITY" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction over the matter or matters in question.

        "GROSS ASSET VALUE" means, with respect to any Company asset, the adjusted basis of such asset for Federal income tax purposes, except as follows:

               (a) The initial Gross Asset Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;

               (b) The Gross Asset Value of each Company asset shall be adjusted to equal its respective gross Fair Market Value, as of the following times: (i) the acquisition of an Additional Interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; (ii) the distribution by the Company to a Unitholder of more than a DE MINIMIS amount of Company assets (other than cash) as consideration for all or part of its Units unless the Board reasonably determines that such adjustment is not necessary to reflect the relative economic interests of the Unitholders in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section Section 1.704-1(b)(2)(ii)(g);

               (c) The Gross Asset Value of a Company asset distributed to any Unitholder shall be the Fair Market Value of such Company asset as of the date of distribution thereof;

               (d) The Gross Asset Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Company asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); PROVIDED, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph
        (d); and

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               (e)    If the Gross Asset Value of a Company asset has been
        determined or adjusted pursuant to subparagraphs (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Company asset for purposes of computing Net Profits and Net Losses.

        "HOLD" means direct or indirect possession and/or beneficial or record ownership.

        "INCAPACITY" means, as to any natural Person, the death or the adjudication of incompetence or insanity of such Person.

        "INDEBTEDNESS" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business),
(d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person,
(e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property valued at the fair market value of the assets subject to such Lien (in the case of nonrecourse Indebtedness) owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate hedging arrangements, and (j) all obligations of such Person as an account party in respect of letters or credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner except to the extent that the terms of such Indebtedness provide otherwise.

        "INDEMNITEE" has the meaning specified in Section 11.1.

        "INITIAL PUBLIC OFFERING" means the initial underwritten public offering of the Company's common equity securities pursuant to a registration statement filed under the Securities Act with the Securities and Exchange Commission, which offering results in net cash proceeds to the Company of at least $50,000,000, or an offering undertaken pursuant to the Registration Rights Agreement.

        "JUNIOR COMMON CAPITAL ACCOUNT" means, as of any time, (i) $15,143,000 initial capital, PLUS (ii) cumulative Net Profits allocated under Section 6.2(a)(v),(vii), (viii) and Section 6.2(d), MINUS (iii) cumulative Net Losses allocated under Section 6.2(b)(i), (ii) and (iv) and Section 6.2(d), MINUS (iv) cumulative distributions made by the Company with respect to the Junior Common Units under Sections 5.2(a)(iv),(vi) and (vii), 5.3 and 9.2.

        "JUNIOR COMMON UNITHOLDER" means any Person in its capacity as owner of one or more Junior Common Units, as reflected on the Company's books and records.

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        "JUNIOR COMMON REDEMPTION VALUE" means, as of any time the aggregate dollar amount that would be necessary to be distributed to the Junior Common Unitholders so that the accreted value (determined as of such time by using a rate of return of 27.5%, compounded annually from the date on which the related distribution was made) of all distributions made by the Company with respect to the Junior Common Units under Sections 5.2(a)(iv),(vi) and (vii), 5.3 and 9.2 as of such time, equals the accreted value of $15,143,000 (determined as of such time by using a rate of return of 27.5%, compounded annually from the date hereof).

        "JUNIOR COMMON UNIT" means a Unit having the rights and obligations specified with respect to Junior Common Units in this Agreement. The number of Junior Common Units initially issued and assigned to each Member is listed on SCHEDULE A attached hereto, subject to adjustment pursuant to this Agreement.

        "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities.

        "LIQUIDATOR" means the Person responsible for winding up the Company pursuant to Section 9.2 hereof.

        "MANAGEMENT PERCENTAGE INTEREST" means, with respect to any Management Unitholder, the percentage interest set forth opposite such Management Unitholder's name on SCHEDULE A, as it may be modified or supplemented from time to time.

        "MANAGEMENT RETURN" means the excess, if any, (before taking into account the Management Return determined hereunder) of (a) the cumulative amount of cash available for distribution to Common Unit holders pursuant to Section
5.2 over (b) the Adjusted Invested Capital; provided, however, that the Management Return shall be reduced to the extent that the excess, if any, (after taking into account the Management Return) of the amount described in clause (a) over the amount described in clause (b) hereof, would represent an internal rate of return on Adjusted Invested Capital of less than 15% per annum, compounded annually.

        "MANAGEMENT UNITHOLDER" means an individual Unitholder who is providing services on a full-time basis to the Company or any its Subsidiaries, and listed under the heading "Management Unitholder" on SCHEDULE A hereto and shall include such individuals who acquire Units pursuant to Section 8.2(d)(ii).

        "MEMBER" means each Person that (a) is an initial signatory to this Agreement, or has been admitted to the Company as a Member of the Company in accordance with the provisions of this Agreement, and (b) has not ceased to be a Member of the Company in accordance with the provisions of this Agreement or for any other reason. No Person that is not a Member shall be deemed a "member" under the Act.

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        "MEMBER MINIMUM GAIN" means an amount, with respect to each Member
Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

        "MEMBER NONRECOURSE DEBT" has the same meaning as the term "partner nonrecourse debt" in Treasury Regulations Section 1.704-2(b)(4).

        "MEMBER NONRECOURSE DEDUCTIONS" has the same meaning as the term "partner nonrecourse deductions" in Treasury Regulations Section 1.704-2(i)(1) and 1.704-2(i)(2).

        "MEMBERSHIP INTEREST" means a Member's entire interest in the Company, including such Member's economic interest, the right to vote on or participate in the Company's management, and the right to receive information concerning the business and affairs of the Company, in each case, to the extent expressly provided in this Agreement or required by the Act.

        "NET PROFIT AND NET LOSS" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (including for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1)), with the following adjustments:

               (a) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be added to such taxable income or loss;

               (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section
        1.704-1(b)(2)(iv)(i) (other than expenses in respect of which an election is properly made under Section 709 of the Code), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

               (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of an asset) or loss (if the adjustment decreases the Gross Asset Value of an asset) from the disposition of such Company asset for purposes of computing Net Profit or Net Loss;

               (d) Gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company asset disposed of, notwithstanding that the adjusted tax basis of such Company asset may differ from its Gross Asset Value;

               (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken

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        into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

               (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Profit or Net Loss; and

               (g) Any items of income, gain, loss or deduction specially allocated under Section 6.2(d) shall be excluded.

        "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

        "NONRECOURSE LIABILITY" shall have the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

        "OFFICER" means each Person who has been designated as, and who has not ceased to be, an officer of the Company pursuant to Section 7.9 hereof, subject to the resolution of the Board appointing such Person as an officer of the Company.

        "OPTIONAL REDEMPTION DATE" has the meaning set forth in Section 8.5(a).

        "OTHER UNITHOLDER" means, with respect to a Unitholder, all Unitholders other than such Unitholder.

        "OWNERSHIP RATIO" means, as to a Unitholder at the time of determination, the percentage obtained by dividing the number of Units of the applicable class of Units held by such Unitholder at such time by the aggregate number of Units of the same class of Units held by all Unitholders at such time.

        "PARENT" has the meaning set forth in the definition of "Subsidiary."

        "PERMITTED TRANSFEREES" shall have the meaning set forth in Section 8.2(d).

        "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "PREFERRED REDEMPTION VALUE" means, as of any time, the aggregate dollar amount that would be necessary to be distributed to the Preferred Unitholders so that (i) the accreted value (determined as of such time by using a rate of return of 10.75%, compounded annually from the date on which the related distribution was made) of all distributions made by the Company with respect to the Preferred Units under Sections 5.2(a)(i), 5.3, 5.4, and 9.2 as of such time, equals

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(ii) the accreted value of $51,000,000 (determined as of such time by using a rate of return of 10.75%, compounded annually from the date hereof).

        "PREFERRED UNIT" means a Unit having the rights and obligations specified with respect to Preferred Units in this Agreement. The number of Preferred Units initially issued and assigned to each Member is listed on SCHEDULE A attached hereto, subject to adjustment pursuant to this Agreement.

        "PREFERRED UNITHOLDER" shall mean a holder of Preferred Units.

        "RAH" has the meaning set forth in the recitals.

        "RAH MEMBER" means initially RAH and shall include any Affiliate of RAH which becomes a Unitholder and any Permitted Transferee of the RAH Member pursuant to a Transfer made in accordance with the terms and conditions hereof.

        "RAH REPRESENTATIVES" has the meaning set forth in Section 7.2(c).

        "RAYTHEON" means Raytheon Company, a Delaware company.

        "RAYTHEON AIRCRAFT" shall have the meaning set forth in the preamble.

        "RAYTHEON CONTRIBUTED ASSETS" shall mean any assets formerly owned by Raytheon Aerospace Company, a Kansas company, and predecessor to the Company.

        "RAYTHEON INITIAL DISTRIBUTION" has the meaning set forth in
Section 4.1.

        "RAYTHEON MEMBER" means initially Raytheon Aircraft and shall include any Affiliate of Raytheon Aircraft which becomes a Unitholder and any Permitted Transferee (other than a Management Unitholder) of the Raytheon Member pursuant to a Transfer made in accordance with the terms and conditions hereof.

        "RAYTHEON REPRESENTATIVES" HAS THE MEANING SET FORTH IN SECTION 7.2(b).

        "RECLASSIFIED SECURITIES" has the meaning set forth in Section 8.4.

        "REDEMPTION PRICE" has the meaning set forth in Section 8.5(a).

        "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Members, as it may be amended, supplemented or restated from time to time.

        "REGULATORY ALLOCATIONS" has the meaning set forth in
Section 6.2(c)(vi).

        "REPRESENTATIVE" means each of then current Raytheon Representatives and RAH Representatives, each as defined in Section 7.2.

        "RESIDUAL PERCENTAGE" shall mean (X) 1 minus (Y) the Class B Unit Percentage (which Class B Unit Percentage shall for this purpose be expressed as a fraction).

        "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute, and the rules and regulations promulgated thereunder.

        "SENIOR COMMON CAPITAL ACCOUNT" means, as of any time, (i) $42,000,000 initial capital, PLUS (ii) cumulative Net Profits allocated under Section 6.2(a)(iii), (iv), (viii) and Section 6.2(d), MINUS (iii) cumulative Net Losses allocated under Section 6.2(b)(i), (v) and (vi) and Section 6.2(d), MINUS
(iv) cumulative distributions made by the Company with respect to the Senior Common Units under Sections 5.2(a)(ii),(iii) and (vii), 5.3 and 9.2.

        "SENIOR COMMON REDEMPTION VALUE" means, as of any time the aggregate dollar amount that would be necessary to be distributed to the Senior Common Unitholders so that the accreted value (determined as of such time by using a rate of return of 27.5%, compounded annually from the date on which the related distribution was made) of all distributions made by the Company with respect to the Senior Common Units under Sections 5.2(a)(ii),(iii) and (vii), 5.3 and 9.2 as of such time, equals the accreted value of $42,000,000 (determined as of such time by using a rate of return of 27.5%, compounded annually from the date hereof).

        "SENIOR COMMON UNIT" means a Unit having the rights and obligations specified with respect to Senior Common Units in this Agreement. The number of Senior Common Units initially issued and assigned to each Member is listed on SCHEDULE A attached hereto, subject to adjustment pursuant to this Agreement.

        "SENIOR COMMON UNITHOLDER" means a holder of Senior Common Units.

        "SUBSIDIARY" of any Person (with respect to such Subsidiary, the "PARENT") means any other Person whose (a) securities having ordinary voting power to elect a majority of its board of directors or managing or general partners (or other persons having similar functions) or (b) other ownership interests (including partnership and membership interests) ordinarily constituting a majority interest in the capital, profits or cash flow of such Person, are at the time, directly or indirectly, owned or controlled by such parent, or by one or more other Subsidiaries of such parent, or by such parent and one or more of its other Subsidiaries.

        "TAX MATTERS PARTNER" has the meaning set forth in Section 10.2(c).

        "TRANSFER" means any sale, transfer, assignment, pledge, or other disposal of a Unit, and the terms "Transferee," "Transferor," "Transferring," and "Transferred" shall have correlative meanings.

        "TRANSFER NOTICE" means a written notice delivered by a Unitholder making a Transfer pursuant to the terms and conditions of Article VIII hereof, which notice shall specify in reasonable detail the number and class of Units proposed to be Transferred, the proposed purchase price therefor (which shall be payable solely in cash), the proposed Transferee, and the other terms and conditions of the Transfer.

        "TRANSFERRING UNITHOLDER" means any Unitholder making a Transfer of any Units pursuant to the provisions of Article VIII.

        "TREASURY REGULATIONS" means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

        "UNALLOCATED JUNIOR COMMON YIELD" means the aggregate Yield on the Junior Common Units from the date of issuance to the date of determination, reduced by all allocations of Net Profit previously made to the Capital Accounts of the holders of Junior Common Units under Section 6.2(a)(vii) which were not offset by allocations of Net Loss under Section 6.2(b)(ii).

        "UNALLOCATED PREFERRED YIELD" means the aggregate Yield on the Preferred Units from the date of issuance to the date of determination, reduced by all allocations of Net Profit previously made to the Capital Accounts of the holders of Preferred Units under Section 6.2(a)(ii) which were not offset by allocations of Net Loss under Section 6.2(b)(vii).

        "UNALLOCATED SENIOR COMMON YIELD" means the aggregate Yield on the Senior Common Units from the date of issuance to the date of determination, reduced by all allocations of Net Profit previously made to the Capital Accounts of the holders of Senior Common Units under Section 6.2(a)(iv) which were not offset by allocations of Net Loss under Section 6.2(b)(v).

        "UNIT" means a unit of economic interest embodied in a Membership Interest, including without limitation, an interest in certain allocations of Gross Income, Net Profits, Net Losses, and items of income, gain, loss, deduction, and credit of the Company, and in certain distributions under this Agreement. Except to the extent otherwise provided herein, each Unit in a class represents the same fractional interest in such Gross Income, Net Profit, Net Loss and distributions as each other Unit in such class. Units may be issued in different classes and in whole and fractional numbers. The number of each class of Units initially assigned to each Unitholder is listed on SCHEDULE A attached hereto, subject to adjustment pursuant to this Agreement.

        "UNITHOLDER" means any Member in its capacity as owner of one or more Units, as reflected on the Company's books and records.

        "YIELD" for any period means,

               (a) in the case of the Junior Common Units, (i) the amount of cash and the Fair Market Value (as of the date of distribution) of any property distributed with respect to the Junior Common Units under Sections 5.2(a)(iv), (vi) and (vii), 5.3 and 9.2 during such period,
        (ii) increased by any net increase in the Junior Common Redemption Value during such period, and (iii) reduced (but not below zero) by any net decrease in the Junior Common Redemption Value during such period.

               (b) in the case of the Preferred Units, (i) the amount of cash and the Fair Market Value (as of the date of distribution) of any property distributed with respect to the Preferred Units under Sections 5.2(a)(i), 5.3, 5.4 and 9.2 during such period, (ii) increased by any net increase in the Preferred Redemption Value during such period, and
        (iii) reduced (but not below zero) by any net decrease in the Preferred Redemption Value during such period;

               (c) in the case of the Senior Common Units, (i) the amount of cash and the Fair Market Value (as of the date of distribution) of any property distributed with respect to the Senior Common Units under Sections 5.2(a)(ii), (iii) and (vii), 5.3 and 9.2 during such period,
        (ii) increased by any net increase in the Senior Common Redemption Value during such period, and (iii) reduced (but not below zero) by any net decrease in the Senior Common Redemption Value during such period.

        1.2    TERMS GENERALLY. Throughout this Agreement:

               The definitions in Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Each reference to a Person shall include the successors thereto by merger, reorganization, or other similar transaction.

                                   ARTICLE II

                        ORGANIZATION; PURPOSE AND POWERS

        2.1 CERTIFICATE. The Certificate has been prepared, executed and filed by an authorized person within the meaning of the Act, in the Office of the Secretary of State of the State of Delaware. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

        2.2 NAME. In accordance with, and subject to the provision of this Agreement, the name of the Company shall be "RAAH I, LLC," and the Company may conduct business under that name or any other name hereafter approved by the Board, and any officers of the Company are to be considered authorized persons within the meaning of the Act who may execute, deliver, and file any amendment and/or restatement of the Certificate as necessary to change the name of the Company consistent with the provisions of this Agreement.

        2.3 TERM. The term of the Company commenced as of the date of the filing of the Certificate. The term of the Company shall continue until the Company is dissolved in accordance with the provisions of Article IX hereof. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Act.

        2.4 OFFICE AND AGENT. The principal place of business of the Company shall be such place or places as the Board may determine from time to time. The registered agent and office in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808 or as hereafter determined by the Board in accordance with the Act.

        2.5 QUALIFICATION IN OTHER JURISDICTIONS. The Officers shall cause the Company to be qualified or registered under foreign entity or assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company owns property or transacts business to the extent such qualification or registration is necessary or advisable in order to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business. In connection with the foregoing, any Officer, acting alone, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

        2.6    PURPOSE AND POWERS.

               (a) The nature or purpose of the business to be conducted or promoted by the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

               (b) Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to, or for the furtherance of, the purposes set forth in Section 2.6(a).

               (c)    Subject to the provisions of this Agreement and the Act,
(i) the Company may enter into and perform any and all documents, agreements and instruments contemplated thereby, all without any further act, vote or approval of any Member, and (ii) the Board may authorize any Person (including, without limitation, any Member or Officer) to enter into and perform any document on behalf of the Company.

                                   ARTICLE III

                                     MEMBERS

        3.1 MEMBERS. The Members of the Company as of the date hereof are those Persons whose names appear on the signature pages of this Agreement. Each such Person shall be deemed to have been admitted as a Member of the Company upon the date that this Agreement becomes effective without the need for any further action or consent by any Person, whereupon each such Person shall be issued its Membership Interest (including, without limitation, the respective Units that correspond to and are part of such Membership Interest as indicated on SCHEDULE A attached hereto).

        3.2    ADMISSION OF NEW MEMBERS.

               (a) ADDITIONAL INTERESTS. Subject to the provisions of Articles VII and VIII and the other provisions of this Agreement, the Board shall have the right to cause the Company to issue or sell to any Person (including Members and Affiliates of Members) any of the following (which for purposes of this Agreement shall be referred to as "ADDITIONAL INTERESTS"):
(i) additional Membership Interests, Units or other economic interests in the Company (including new classes or series thereof having different rights);
(ii) obligations, evidences of Indebtedness or other securities or economic interests convertible into or exchangeable for Membership Interests, Units or other interests in the Company; and (iii) warrants, options, or other rights to purchase or otherwise acquire Membership Interests, Units, or other economic interests in the Company. Subject to the provisions of this Agreement, the Board shall determine the terms and conditions governing the issuance of such Additional Interests, including (x) the number and designation of such Additional Interests, (y) the preference (with respect to distributions, in liquidation or otherwise) over any other Membership Interests, and (z) any required contributions, and the form thereof, in connection therewith.

               (b) ADDITIONAL MEMBERS AND INTERESTS. In order for a Person to be admitted as a Member of the Company with respect to an Additional Interest or otherwise, such Person shall have delivered to the Company a written undertaking in the form of Exhibit A attached hereto to be bound by the terms and conditions of this Agreement and shall have delivered such documents and instruments as the Board determines to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person or to effect such Person's admission as a Member; thereafter, the Secretary of the Company shall amend SCHEDULE A without the further vote, act or consent of any other Person to reflect such new Person as a Member and shall provide a copy of such amended SCHEDULE A to each Member. Upon the amendment of SCHEDULE A, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his or its Membership Interest, including any Units that correspond to and are part of such Membership Interest. If an Additional Interest is issued to an existing Member in accordance with the terms hereof, the Secretary of the Company shall amend SCHEDULE A without the further vote, act or consent of any other Person to reflect the issuance of such Additional Interest, shall provide a copy of such amended SCHEDULE A to each Member, and, upon the amendment of such SCHEDULE A, such Member shall be issued its Additional Interest.

        3.3 WITHDRAWALS OR RESIGNATIONS. Except as otherwise provided by this Agreement, no Member may withdraw, retire, or resign from the Company.

        3.4 VOTING RIGHTS. Except as specifically provided herein or otherwise required by Applicable Law, the Senior Common Unitholders shall be entitled to one vote per Senior Common Unit held by such holders on all matters to be voted on by the Members. Except as specifically provided herein or otherwise required by Applicable Law, the holders of all Units (other than the Senior Common Unitholders) shall have no right to vote on any matters to be voted on by the Members of the Company.

        3.5 REPRESENTATIONS AND WARRANTIES OF MEMBERS. In connection with the acquisition by the Members of Units pursuant to the terms and conditions of this Agreement, each Member represents and warrants to the Company that:

               (a) The Units will be acquired for the Member's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

               (b) No commission, fee or other remuneration is to be paid or given directly or indirectly, to any Person for soliciting the Member to acquire the Units;

               (c) The Member is sophisticated in financial matters and is able to evaluate the risks and benefits of making the capital contribution contemplated hereunder with respect to the Units and has determined that such investment is suitable for the Member, based upon the Member's financial situation and needs, as well as the Member's other securities holdings;

               (d) The Member is not subject to any state's administrative enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities;

               (e) The Member is able to bear the economic risk of its investment in the Units for an indefinite period of time and the Member understands that the Units have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or unless an exemption therefrom is available;

               (f) The Member has had an opportunity to ask questions and receive answers concerning the terms and conditions of its investment in the Units and has had full access to such other information concerning the Company as the Member has requested; and

               (g) This Agreement constitutes the legal, valid and binding obligation of the Member, enforceable in accordance with its terms (subject to principles of equity, the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar laws), and the execution, delivery and performance of this Agreement by the Member does not and will not, in any material respect, conflict with, violate or cause a breach of any Applicable Law, material agreement, contract or instrument to which the Member is a party or any judgment, order or decree to which the Member is subject.

        3.6 SUCCESSORS AND SUBSTITUTE MEMBERS. Upon the Bankruptcy, termination, liquidation or dissolution of a Member which is a partnership, trust, corporation, limited liability company or other entity or the Bankruptcy, death or Incapacity of a Member who is an individual, the estate or successor in interest of such Member shall thereupon succeed to the rights of such Member as a Unitholder only to receive allocations and distributions hereunder and may become a substitute Member only upon the terms and conditions set forth in
Section 3.2(b) hereof.

                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

        4.1 INITIAL CAPITAL CONTRIBUTIONS. Upon consummation of the transactions contemplated by the Combination Agreement and the entering of this Agreement, (i) the Raytheon Member shall be deemed to have made to the Company (and the Company shall be deemed to have received) a Capital Contribution in the amount of $222,857,000, and (ii) the RAH Member shall have made to the Company (and the Company shall have received) a Capital Contribution in the amount of $42,000,000, and (iii) the Company or its Subsidiaries shall incur indebtedness in an amount not less than the Raytheon Initial Distribution. Immediately following such Capital Contributions and borrowing, the Raytheon Member shall receive a cash distribution from the Company or its Subsidiaries in the amount of $156,714,000 (the "RAYTHEON INITIAL DISTRIBUTION"). In exchange for their respective Capital Contributions, the Raytheon Member (in addition to receiving the cash distribution described in the preceding sentence) and RAH, shall receive and shall be deemed to own the number of Preferred Units, Senior Common Units and Junior Common Units set forth opposite such Member's name on SCHEDULE A. The Company may in its discretion issue certificates to the Members representing the Membership Interest held by each Member. The initial Capital Account of each Member described above shall equal the amount of such Member's initial aggregate Capital Contributions (reduced, in the case of the Raytheon Member by the cash distribution described above), as shown on SCHEDULE A. The Capital Contributions described in this Section 4.1 and shown on SCHEDULE A shall be adjusted to the extent required by the Combination Agreement.

        4.2 ADDITIONAL CAPITAL CONTRIBUTIONS. Except for the Capital Contributions of the Members required to be made pursuant to Section 4.1, no Members shall be required or permitted to make any additional Capital Contributions without the unanimous consent of the Board.

                                    ARTICLE V

                                  DISTRIBUTIONS

        5.1 IN GENERAL. Subject to Section 9.2, any distributions of cash or other assets by the Company to Unitholders shall be made in accordance with this
Article V. Except to the extent otherwise provided herein, any distributions required to be made PRO RATA to a class of Unitholders shall be made based on their proportionate ownership of the outstanding Units within the class. Notwithstanding any other provision hereof, the Company shall cause its Subsidiaries to distribute to the Company, to the full extent possible within the limits imposed by Applicable Law, the Credit Agreement and Senior Unsecured Debt Documents, the cash or cash equivalents necessary for the Company to make the distributions required hereunder.

        5.2    DISCRETIONARY DISTRIBUTIONS.

               (a)    Subject to Sections 5.3, 5.4, 5.5, 6.2(f), 7.10 and 9.2,
available cash shall be distributed, at such times and in such amounts as the Board determines in its discretion, in the following order and priority:

                      (i) first, PRO RATA to the Preferred Unitholders to the extent of the Preferred Redemption Value;

                      (ii) second, PRO RATA to the Senior Common Unitholders to the extent of $42,000,000;

                      (iii) third, to the extent of an amount equal to the Senior Common Redemption Value (for the avoidance of doubt, such Senior Common Redemption Value to have been reduced by the amount distributed pursuant to Section 5.2(a)(ii)) times the

        Class B Unit Gross Up, divided between the Senior Common Unitholders and the Class B Unitholders as follows:

                             (x) the Residual Percentage times the amount of
               such distribution, PRO RATA to the Senior Common Unitholders and
               (y) the remainder to the Class B Unitholders, in proportion to their respective holdings of Class B Units;

                      (iv) fourth, PRO RATA to the Junior Common Unitholders to the extent of $15,143,000;

                      (v) fifth, PRO RATA to each Management Unitholder, an amount equal to the Management Return multiplied by such Unitholder's Management Percentage Interest;

                      (vi) sixth, to the extent of an amount equal to the Junior Common Redemption Value (for the avoidance of doubt, such Junior Common Redemption Value to have been reduced by the amount distributed pursuant to Section 5.2(a)(iv)) times the Class B Unit Gross Up, divided between the Junior Common Unitholders and the Class B Unitholders as follows:

                             (x) the Residual Percentage times the amount of
               such distribution, PRO RATA to the Junior Common Unitholders and
               (y) the remainder to the Class B Unitholders, in proportion to their respective holdings of Class B Units;

                      (vii) seventh, 73.5% times the Residual Percentage PRO RATA to the Senior Common Unitholders, 26.5% times the Residual Percentage PRO RATA to the Junior Common Unitholders and the Class B Unit Percentage to the Class B Unitholders, in proportion to their respective holdings of Class B Units.

        5.3 TAX ADVANCES. At least ten days before each date prescribed by the Code for a calendar year corporation to pay quarterly installments of estimated tax, the Company shall distribute to each holder of Preferred, Senior Common, Junior Common, Class B or Management Units cash equal to 40% of the amount allocable to such Unitholder under Section 6.2(a) hereof. Any distributions under this Section 5.3 shall be treated for all purposes of this Agreement as having been distributed with respect to the Preferred, Senior Common, Junior Common, Class B or Management Units, as the case may be. Rights to distributions under this Section 5.3 shall rank senior to any rights to distributions under Sections 5.2 and 5.4.

        5.4 MANDATORY DISTRIBUTIONS ON PREFERRED UNITS. Subject to the Financing Agreements, the Company shall make cash distributions to the Preferred Unitholders in an amount equal to the annual Yield on the Preferred Units.

        5.5 LIMITATION ON DISTRIBUTIONS. Notwithstanding any provision in this Agreement to the contrary, the Company, and the Board on behalf of the Company, shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act.

                                   ARTICLE VI

                        ALLOCATIONS AND CAPITAL ACCOUNTS

        6.1 CAPITAL ACCOUNTS. A "CAPITAL ACCOUNT" shall be established for each Unitholder on the books of the Company and shall be maintained as provided in the definition of Capital Account.

        6.2    ALLOCATIONS.

               (a)    NET PROFIT ALLOCATION. Subject to subsections (c), (d),
(e) and (f) below, the Company's Net Profit shall be allocated annually (and at such other times that such allocation would make a difference in connection with another allocation, distribution or other event under this Agreement) to the Unitholders in the following order:

                      (i) first, PRO RATA to the holders of the Preferred Units until they have been allocated Net Profit equal to the amount of Net Loss previously allocated under subsection (b)(viii) below not previously offset by an allocation of Net Profit under this subsection
        (a)(i);

                      (ii) second, PRO RATA to the holders of Preferred Units in an amount equal to the Unallocated Preferred Yield;

                      (iii) third, PRO RATA to the Senior Common Unitholders until they have been allocated Net Profit equal to the amount of Net Loss previously allocated under subsection (b)(vi) below not previously offset by an allocation of Net Profit under this subsection (a)(iii);

                      (iv) fourth, in an amount not to exceed the Unallocated Senior Common Yield multiplied by the Class B Unit Gross-Up, divided as follows: (x) the Residual Percentage times such amount PRO RATA to the Senior Common Unitholders and (y) the remainder to the Class B Unitholders, in proportion to their respective holdings of Class B Units;

                      (v) fifth, PRO RATA to the Junior Common Unitholders until they have been allocated Net Profit equal to the amount of Net Loss previously allocated under subsection (b)(iv) below not previously offset by an allocation of Net Profit under this subsection (a)(v);

                      (vi) sixth, PRO RATA to each Management Unitholder an amount equal to the Management Return multiplied by such holder's Management Percentage Interest;

                      (vii) seventh, in an amount not to exceed the Unallocated Junior Common Yield multiplied by the Class B Unit Gross-Up, divided as follows: (x) the Residual Percentage times such amount PRO RATA to the Junior Common Unitholders and (y) the remainder to the Class B Unitholders, in proportion to their respective holdings of Class B Units; and

                      (viii) eighth, 73.5% times the Residual Percentage PRO RATA to the Senior Common Unitholders, 26.5% times the Residual Percentage PRO RATA to the Junior Common Unitholders and the Class B Unit Percentage to the Class B Unitholders, in proportion to their respective holdings of Class B Units.

               (b)    NET LOSS ALLOCATION. Subject to subsections (c), (d) and
(e) below, the Company's Net Loss shall be allocated annually (and at such other times that such allocation would make a difference in connection with another allocation, distribution or other event under this Agreement) to the Unitholders in the following order:

                      (i) first, 73.5% times the Residual Percentage PRO RATA to the Senior Common Unitholders, 26.5% times the Residual Percentage PRO RATA to the Junior Common Unitholders and the Class B Unit Percentage to the Class B Unitholders, in proportion to their respective holdings of Class B Units until such holders have been allocated an amount of Net Loss equal to the amount of Net Profit previously allocated to such holders under clause (a)(viii) above not previously offset by an allocation of Net Loss under this clause (b)(i);

                      (ii) second, in a total amount not to exceed the amount described in clause (y) times the Class B Unit Gross-Up, (x) an amount equal to the Class B Unit Percentage of such amount to the Class B Unitholders, in proportion to their respective holdings of Class B Units and (y), PRO RATA to the Junior Common Unitholders until the Junior Common Unitholders have been allocated an amount of Net Loss to reduce the balance in the Junior Common Capital Account to $15,143,000;

                      (iii) third, PRO RATA to each Management Unitholder until such holder has been allocated an amount of Net Loss equal to the amount of Net Profit previously allocated to such holder under clause (a)(vi) above not previously offset by an allocation of Net Loss under this clause (b)(iii);

                      (iv) fourth, PRO RATA to the Junior Common Unitholders until such holders have been allocated an amount of Net Loss equal to the remaining balance in the Junior Common Capital Account

                      (v) fifth, in a total amount not to exceed the amount described in clause (y) times the Class B Unit Gross-Up, (x) an amount equal to the Class B Unit Percentage of such amount to the Class B Unit Holders, in proportion to their respective holdings of Class B Units and
        (y) PRO RATA to the Senior Common Unitholders until the Senior Common Unitholders have been allocated an amount of Net Loss to reduce the balance in the Senior Common Capital Account to $42,000,000;

                      (vi) sixth, pro rata to the Senior Common Unitholders until such holders have been allocated an amount of Net Loss equal to the remaining balance in the Senior Common Capital Account;

                      (vii) seventh, PRO RATA to the holders of Preferred Units until such holders have been allocated an amount of Net Loss equal to the amount of Net Profit previously

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        allocated to the holders of Preferred Units under clause (a)(ii) above not previously offset by an allocation of Net Loss under this clause
        (b)(vii); and

                      (viii) eighth, PRO RATA to the holders of Preferred Units until such holders have been allocated an amount of Net Loss equal to $51 million.

               (c) MISCELLANEOUS AND REGULATORY TAX ALLOCATIONS. Notwithstanding anything to the contrary set forth in this Agreement, the following special allocations, if applicable, shall be made in the following order:

                      (i) COMPANY MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article VI, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unitholder's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(c)(i) is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                      (ii) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article VI, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Unitholder's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This
        Section 6.2(c)(ii) is intended to comply with Treasury Regulations
        Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                      (iii) QUALIFIED INCOME OFFSET. In the event any Unitholder unexpectedly receives any adjustments, allocations or distributions described in subparagraphs (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), such Unitholder shall be allocated items of Company income or gain in an amount and manner sufficient to eliminate such Unitholder's Adjusted Capital Account Deficit as quickly as possible to the extent required by the Treasury Regulations; PROVIDED, that an allocation pursuant to this Section 6.2(d)(iii) shall be made only if and to the extent that such Unitholder would have an

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        Adjusted Capital Account Deficit after tentatively making all other allocations provided in this Article VI as if this Section 6.2(c)(iii) were not in this Agreement.

                      (iv) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Fiscal Year shall be specially allocated PRO RATA 73.5% to the Senior Common Unitholders and 26.5% to the Junior Common Unitholders. Any Member Nonrecourse Deduction for any Fiscal Year shall be specially allocated to the Unitholder who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations
        Section 1.704-2(i)(1).

                      (v) ADJUSTMENTS OCCASIONED BY CODE SECTION 754 ELECTION. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to an election under Code Section 754 to be taken into account in determining Capital Accounts as the result of a distribution to a Unitholder in complete liquidation of its interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unitholders in accordance with their interests in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                      (vi) TREATMENT OF REGULATORY ALLOCATIONS. The allocations set forth in this Section 6.2(c) (the "REGULATORY ALLOCATIONS") are intended to comply with and shall be interpreted consistently with certain requirements of Treasury Regulations Sections 1.704-1 and 1.704-2. Notwithstanding any other provisions of this
        Article VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Net Profits and Net Losses and items of income, gain, loss and deduction among Unitholders so that, to the extent possible, the net amount of such allocations of other Net Profits and Net Losses and other items and the Regulatory Allocations to each Unitholder shall be equal to the net amount that would have been allocated to such Unitholder if the Regulatory Allocations had not occurred.

               (d) LOSS LIMITATION. Net Loss allocated pursuant to Section 6.2(b) shall not exceed the maximum amount of Net Loss that can be allocated without causing any Unitholder to have an Excess Loss. For this purpose, "EXCESS LOSS" means any Net Loss the allocation of which to a Unitholder would cause such Unitholder to have an Adjusted Capital Account Deficit (or increase the amount of such deficit) at the end of any Fiscal Year. If some but not all Unitholders would be allocated an Excess Loss as a consequence of an allocation of Net Loss pursuant to Section 6.2(b), the foregoing limitation shall be applied on a Unitholder by Unitholder basis so as to allocate the maximum permissible Net Loss to each Unitholder under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). Any Net Loss in excess of the limitation contained in this
Section 6.2(d) shall be allocated PRO RATA 26.5% to the Junior Common Unitholders and 73.5% to the Senior Common Unitholders. Prior to any allocation of Net Profit under Section 6.2(a), after an Excess Loss has been allocated to one or more Unitholders, an equal amount of

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Net Profit shall be allocated to such Unitholders in proportion to and to the extent of the Excess Losses previously allocated to them.

               (e) CLASS B UNIT LIMITATION. Anything in this Agreement to the contrary notwithstanding, no allocation of any item of income, gain, loss, deduction or credit shall be made to the Class B Unitholders in excess of the amount described in Treasury Regulation Section 1.752-2(d)(1).

               (f) Special Allocation and Distribution to Senior Common Unitholders. Anything in this Agreement to the contrary notwithstanding, upon the occurrence of a Change of Control specified in Section 8.6(b)(ii) hereof,
(i) to the extent an amount of Net Profit is available after allocations pursuant to Section 6.2(a)(i) and (ii) have been made in full (such amount, the "Residual Profit"), the amount of Net Profit allocated to the Senior Common Unitholders pursuant to Section 6.2(a)(iii) shall be increased by the lesser of
(x) $1,500,000 and (y) the Residual Profit (such increase, the "Special Allocation"); and (ii) subject to Sections 5.3, 5.4, 5.5, 7.10 and 9.2 hereof and to the extent a sufficient amount of cash is available after distributions pursuant to Section 5.2(a)(i) have been made in full, the amount distributed to Senior Common Unitholders pursuant to Section 5.2(a)(ii) shall be increased by the amount of the Special Allocation.

        6.3    ALLOCATIONS FOR TAX PURPOSES.

               (a) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unitholders so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Gross Asset Value using the traditional method described in Treasury Regulations Section 1.704-3(b) (without curative or remedial allocations).

               (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

               (c) Subject to the preceding paragraphs (a) and (b), for United States Federal, state and local income tax purposes, the income, gains, losses and deductions of the Company shall, for each taxable period, be allocated among the Unitholders in the same manner and in the same proportion that such items have been allocated among the Unitholders' respective Capital Accounts.

        6.4 DISTRIBUTION IN KIND. If any property is distributed in kind to the Unitholders, it shall first be written up or down to its Fair Market Value as of the date of such distribution), thus creating book gain or loss for the Company, and the Fair Market Value of the property received by each Unitholder as so determined shall be debited against such Unitholder's Capital Account at the time of distribution.

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        6.5    DEBT ALLOCATIONS. Solely for purposes of determining a
Unitholder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Unitholders' interests in Company profits with respect to the Financing Agreements will be in proportion to the Net Profit allocations under Section 6.2(a)(ii) with respect to the Preferred Units.

                                   ARTICLE VII

                                   MANAGEMENT

        7.1    THE BOARD; DELEGATION OF AUTHORITY AND DUTIES.

               (a) MEMBERS AND BOARD. The Board shall manage and control the business and affairs of the Company, and shall possess all rights and powers of managers as provided in the Act and otherwise by law. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Board of all such powers and rights conferred on them by the Act or otherwise by law with respect to the management and control of the Company. No Member and no Representative, in its capacity as such, shall have any power to act for, sign for, or do any act that would bind the Company. The Board shall devote such time and effort to the affairs of the Company as they may deem appropriate for the oversight of the management and affairs of the Company. Each Member acknowledges and agrees that no Member shall, in its capacity as a Member, be bound to devote all of such Member's business time to the affairs of the Company, and that each Member and such Member's Affiliates do and will continue to engage for such Member's own account and for the account of others in other business ventures. To the fullest extent permitted by Applicable Law, each Representative shall have such rights and duties as are applicable to directors of a Corporation.

               (b) DELEGATION BY BOARD. The Board shall have the power and authority to delegate to one or more other Persons the Board's rights and powers to manage and control the business and affairs of the Company, including delegating such rights and powers of the Board to agents and employees of the Company (including Officers). The Board may authorize any Person (including, without limitation, any Member, Officer or Representative) to enter into any document on behalf of the Company and perform the obligations of the Company thereunder. Notwithstanding the foregoing, the Board shall not have the power and authority to delegate any rights or powers customarily requiring the approval of the directors of a Corporation and no Officer or other Person shall be authorized or empowered to act on behalf of the Company in any way beyond the customary rights and powers of an officer of a Corporation.

        7.2    ESTABLISHMENT OF BOARD.

               (a) NUMBER OF REPRESENTATIVES. The authorized number of Representatives shall be up to eleven (11).

               (b) RAYTHEON REPRESENTATIVES. Until the earlier of (i) such time as the Raytheon Member ceases to hold any of the Preferred Units issued to the Raytheon Member on the date hereof and (ii) the Initial Public Offering, the Raytheon Member shall have the right to designate (and to remove and designate successive replacements for) up to three (3) Representatives

(the "RAYTHEON REPRESENTATIVES"). Any Raytheon Representative may, on prior notice to the Board, from time to time designate individuals to serve as limited replacement representatives for purposes of attending any meeting of the Board, in which event, such replacement representatives shall be deemed to have a proxy for the Raytheon Representative and shall in all respects be accorded the same power and authority as if such individual were a Raytheon Representative.

               (c) RAH REPRESENTATIVES. The RAH Member shall have the right to designate (and to remove and designate successive replacements for) up to eight (8) Representatives (the "RAH REPRESENTATIVES").

        7.3 TERM OF OFFICE. Once designated pursuant to Section 7.2, a Representative shall continue in office until the removal of such Representative in accordance with the provisions of this Agreement or until the earlier death or resignation of such Representative. Any Representative may resign at any time by giving written notice of such Representative's resignation to the Board. Any such resignation shall take effect at the time the Board receives such notice or at any later effective time specified in such notice. Unless otherwise specified in such notice, the acceptance by the Board of such Representative's resignation shall not be necessary to make such resignation effective. Notwithstanding anything herein or at law to the contrary, any Representative may be removed and replaced at any time with or without cause by the party entitled to designate such Representative.

        7.4    MEETING OF THE BOARD.

               (a) MEETINGS. The Board shall meet at least annually, at such time and at such place as the Board may designate. Special meetings of the Board shall be held at the request of any three (3) Representatives upon at least seven (7) days (if the meeting is to be held in person) or three (3) days (if the meeting is to be held telephonically) written notice to all of the Representatives or upon such shorter notice as may be approved by all of the Representatives. Any Representative may waive the requirement of such notice as to itself.

               (b) CONDUCT OF MEETINGS. Any meeting of the Board may be held in person or telephonically.

               (c) QUORUM. A majority of the Representatives which have been designated pursuant to the provisions of this Agreement and who are then in office shall be necessary to constitute a quorum of the Board for purposes of conducting business, provided however that notwithstanding the preceding, the Board shall not have the power to authorize, facilitate or permit any of the actions listed in Section 7.10, other than in accordance with the terms of that Section.

        7.5 VOTING. Except as otherwise provided in this Agreement, the effectiveness of any vote, consent or other action of the Board or the Representatives in respect of any matter shall require either (i) the presence of a quorum and the affirmative vote of greater than 50% of the votes of the Representatives or (ii) the unanimous written consent (in lieu of meeting) of the Representatives, in each case who have been designated and who are then in office. Any Representative may vote in person or by proxy (pursuant to a power of attorney or pursuant to Section

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7.2(b)) on any matter that is to be voted on by the Board at a meeting thereof.
Each Representative shall have one (1) vote with respect to any matter to be voted on by the Board.

        7.6 RESPONSIBILITY AND AUTHORITY OF THE BOARD. It shall be the responsibility of the Board to provide advice to Officers regarding the overall operation and direction of the Company. The function of the Board shall be similar to the oversight typically provided to a Corporation by its board of directors. The Officers shall, at all times, retain final responsibility for the day-to-day management, operation, and control of the Company, subject to the supervision and direction of the Board.

        7.7 DEVOTION OF TIME. Other than any Representative who may be an Officer, the Representatives shall not be obligated and shall not be expected to devote all of their time or business efforts to the affairs of the Company.

        7.8 PAYMENTS TO REPRESENTATIVES; REIMBURSEMENTS. No Representative shall be entitled to remuneration by the Company for services rendered in its capacity as a Representative (other than for reimbursement of reasonable out-of-pocket expenses of such Representative). All Representatives will be entitled to reimbursement of their reasonable out-of-pocket expenses incurred in connection with their attendance at Board meetings.

        7.9    OFFICERS.

               (a) DESIGNATION AND APPOINTMENT. The Board may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Board), including employees, agents and other Persons (any of whom may be a Member or Representative) who may be designated as Officers of the Company, with titles including but not limited to "chief executive officer," "president," vice president," "treasurer," "secretary," "general counsel," "director" and "chief financial officer," as and to the extent authorized by the Board. Any number of offices may be held by the same Person. In the Board's discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall have qualified as an Officer or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the compensation committee (and approved by the Board).

               (b) RESIGNATION AND REMOVAL. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance by the Board of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any Officer may be removed as such, either with or without cause, at any time by the Board. Designation of any Person as an Officer by the Board pursuant to the provisions of Section 7.9(a) shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

               (c) DUTIES OF OFFICERS GENERALLY. The Officers, in the performance of their duties as such, shall (i) owe to the Company and the Members duties of loyalty and due care of the type owed by the officers of a Corporation to such Corporation and its stockholders under the laws of the State of Delaware, (ii) keep the Board reasonably apprised of material developments in the business of the Company, and (iii) present to the Board, at least annually, a review of the Company's performance, an operating budget for the Company, and a capital budget for the Company.

               (d) CHIEF EXECUTIVE OFFICER. Subject to the powers of the Board, the chief executive officer of the Company shall be in general and active charge of the entire business and affairs of the Company, and shall be its chief policy making Officer.

               (e) PRESIDENT. The president of the Company shall, subject to the powers of the Board and the chief executive officer of the Company, have general and active management of the business of the Company, and shall see that all orders and resolutions of the Board are effectuated. The president of the Company shall have such other powers and perform such other duties as may be prescribed by the chief executive officer of the Company or by the Board.

               (f) CHIEF FINANCIAL OFFICER. The chief financial officer of the Company shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of the Company's assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The chief financial officer of the Company shall have custody of the funds and securities of the Company, keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The chief financial officer of the Company shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer of the Company or the Board.

               (g) GENERAL COUNSEL. The general counsel of the Company shall have general charge of the legal affairs of the Company, and shall cause to be kept adequate records of all suits or actions, of every nature, to which the Company may be a party, or in which it has an interest, with sufficient data to show the nature of the case and the proceedings therein. The general counsel of the Company shall prepare, or cause to be prepared, legal opinions on any subject necessary for the affairs of the Company, and shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer of the Company or the Board.

               (h) VICE PRESIDENT(S). The vice president(s) of the Company shall perform such duties and have such other powers as the chief executive officer of the Company or the Board may from time to time prescribe. A vice president may be designated as an Executive Vice President, a Senior Vice President, an Assistant Vice President, or a vice president with a functional title.

               (i)    SECRETARY.

                      (i) The secretary of the Company shall attend all meetings of the Board, record all the proceedings of the meetings and perform similar duties for the committees of the Board when required.

                      (ii) The secretary of the Company shall keep all documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the chief executive officer of the Company or the Board. The secretary of the Company shall have the general duties, powers and responsibilities of a secretary of a Corporation.

                      (iii) If the Board chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of seniority, shall in the Company secretary's absence, disability or inability to act, perform the duties and exercise the powers of the secretary of the Company, and shall perform such other duties as the chief executive officer of the Company or the Board may from time to time prescribe.

               (j) TREASURER. The treasurer of the Company shall receive, keep, and disburse all moneys belonging to or coming to the Company. The treasurer of the Company shall prepare, or cause to be prepared, detailed reports and records of all expenses, losses, gains, assets, and liabilities of the Company as directed by the chief financial officer of the Company and shall perform such other duties in connection with the administration of the financial affairs of the Company as may from time to time be prescribed by the chief financial officer or the chief executive officer of the Company or by the Board.

        7.10   NEGATIVE COVENANTS.

               (a) Notwithstanding anything to the contrary herein, the Company and its Subsidiaries shall not take, authorize, facilitate or permit any of the following actions without the prior approval of the Raytheon
Representatives:

                      (i) any modification, supplement, amendment, or waiver of this Agreement, the Certificate or the organizational documents of the Company or any Subsidiary of the Company that would, in any material respect, adversely affect, or be prejudicial to, Raytheon or the Raytheon Member;

                      (ii) any incurrence of Indebtedness with recourse to Raytheon or its Subsidiaries;

                      (iii) (A) the liquidation, dissolution, commencement of proceedings (in bankruptcy or otherwise) for a voluntary winding up, reorganization, adjustment, relief, or recapitalization of the Company or any of its Subsidiaries (including, without limitation, any reorganization into a partnership, or a corporate entity), (B) the consent to the entry of an order for relief in an involuntary case under bankruptcy law or other similar proceeding under Applicable Law, or (C) the application for or consent to the appointment of a receiver, Liquidator, assignee, custodian or trustee (or similar official) of the Company or any of its Subsidiaries; and

                      (iv) any decision to modify, change or alter the nature of the business of the Company as it is conducted on the date hereof;

                      (v) any sale, lease, transfer or other disposition of all or substantially all of the assets of the Company or the merger, consolidation or sale of the Company, prior to the 3rd anniversary of the date hereof;

                      (vi) the approval of or entering into, directly or indirectly, any (A) transaction or group of related transactions, (B) amendment, supplement, waiver or modification of any agreement, or (C) commitment or arrangement with any Affiliates of RAH or the RAH Member in excess of $5,000,000;

                      (vii) alter or change the rights preferences or privileges of the Preferred Units or takes any action which would, in any respect, adversely affect, or be prejudicial to, the legal rights of the Preferred Units;

                      (viii) other than pursuant to Section 8.2(d), any repurchase, redemption or other acquisition or issuance, sale or other disposition, in each case in whole or in part, of any interests in the Company prior to the third anniversary of the date hereof;

                      (ix) any change to any tax election which would, in any material respect, adversely affect, or be prejudicial to, Raytheon or the Raytheon Member;

                      (x) any repayment, including refinancing, of all or any part of any Indebtedness used to fund the Initial Raytheon Distribution which would result in a deemed distribution to the Raytheon Member in excess of its adjusted tax basis in its Membership Interest, other than the repayments pursuant to the Financing Agreements (but not including any voluntary prepayments pursuant to the Financing Agreements). The tax basis of the Raytheon Member determined without respect to its share of liabilities is currently estimated to be $87,000,000.

                      (xi) any Transfer, other than a Permitted Transfer, of any of the Units held by the RAH Member during the 3 year period following the closing of the transaction; and

                      (xii)  any modification to the Financing Agreements which
        (a) amends the stated maturity date of any loan thereunder to a date earlier than that in effect on the date hereof, or (b) sets forth a new amortization schedule with respect to any loans thereunder.

Notwithstanding anything to the contrary contained herein, the rights accorded to the Raytheon Representatives pursuant to this Section 7.10 shall immediately terminate upon the date at which, pursuant to Section 7.2(b) the Raytheon Member no longer has the right to elect the Raytheon Representatives.

        7.11 AFFIRMATIVE COVENANTS. For so long as the Raytheon Member has the right, pursuant to Section 7.2(b), to elect the Raytheon Representatives, the Company shall deliver to the Raytheon Member the following:

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               (i)    ANNUAL REPORTS. As soon as practicable and in any event
        within 120 days after the end of each Fiscal Year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants;

               (ii) QUARTERLY REPORTS. As soon as practicable, and in any case within forty-five (45) days after the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, and an unaudited Statement of Income.

               (iii) OTHER INFORMATION. Promptly, from time to time, certain other material information regarding the business, prospects, financial condition, operations, property or affairs of the Company and any subsidiaries as the Raytheon Member may reasonably request (notwithstanding anything to the contrary contained in Section 18-305 of the Act or this Agreement).

        7.12   CERTAIN TAX MATTERS.

               (a) DISPOSITIONS OF RAYTHEON CONTRIBUTED ASSETS. Other than as provided herein, or in the ordinary course of business, the Board shall obtain the consent of the Raytheon Member prior to any proposed taxable disposition (either in a single disposition or series of related dispositions) of any Raytheon Contributed Assets for consideration in excess of $5,000,000, provided, however nothing contained in this Section shall be deemed to prevent the sale of all or substantially all of the assets of the Company in accordance with the provisions of this Agreement.

               (b) CHANGE IN LAW. In the event that a change in law could result in taxation of the Company as a C Corporation, the Raytheon Member and the RAH Member shall cooperate in good faith to restructure the Company to avoid such treatment.

               (c) SECTION 754 ELECTION. The Company shall make an election under Section 754 of the Code in connection with any Transfer of Units permitted under Section 8.2(c) and, if requested by the Transferring party, in connection with any other permitted Transfer of Units.

                                  ARTICLE VIII

                               TRANSFERS OF UNITS

        8.1    GENERAL.

               (a) RESTRICTIONS ON TRANSFER. No Unitholder shall Transfer any Units other than in accordance with the terms and conditions of this Article VIII and the other provisions of this Agreement. Other than to a Permitted Transferee, the Common Units may not be Transferred at any time prior to the 3rd anniversary of the date hereof. A Management Unitholder may not Transfer any Units at any time except as otherwise specifically permitted in this Article VIII. Notwithstanding anything to the contrary contained herein, no Unitholder shall Transfer any Units if such Transfer or creation would cause (i) the Company to be taxed as a C Corporation,
(ii) a termination of the Company for purposes of Section 708 of the Code (a "708 TERMINATION"), unless the Transferring Unitholder indemnifies and reimburses the Other Unitholders for any taxes (including interest and penalties) incurred by the Other Unitholders that would not have been incurred but for such 708 Termination, (iii) the Company to be treated as a publicly-traded partnership for purposes of Section 7704 of the Code, or (iv) any transferee to become a person described in Treasury Regulation Section 1.752-2(c) (other than a person described in Treasury Regulation Section 1.752-2(d)) unless, in the case of each of clauses (i), (ii), (iii) and (iv), such Transfer or creation (A) is pursuant to an Initial Public Offering, or (B) receives the express prior written approval of the Raytheon Representatives.

               (b) VOID TRANSFERS. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or, to the fullest extent permitted by law, treat any purported Transferee of such Units as the owner thereof for any purpose.

               (c) TRANSFER MECHANICS. In connection with any proposed Transfer of Units, the holder of the Units proposed to be Transferred shall deliver to the Company at least twenty (20) days (and no more than sixty (60) days) prior to any such Transfer an opinion of counsel reasonably acceptable to the Company to the effect that such proposed Transfer may be effected in compliance with the Securities Act; PROVIDED, that any such proposed Transfer permitted under Section 8.2(c) shall not require an opinion of counsel, but must otherwise be consummated in compliance with the Securities Act. In addition, if the holder of the Units proposed to be Transferred delivers to the Company an opinion of counsel reasonably acceptable to the Company to the effect that no subsequent Transfer of such Units shall require registration under the Securities Act, the Company shall promptly upon consummation of such Transfer deliver to such holder new certificates for such Units that do not bear the legend set forth in Section 8.4. If the Company is not required to deliver new certificates for such Units (if certificates were previously issued for such Units) not bearing such legend, the holder thereof shall not consummate a Transfer of the same until the prospective Transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained herein.

               (d) SPECIAL DELIVERIES. At least fourteen (14) days (and no more than sixty (60) days) prior to the intended date of any proposed Transfer by the RAH Member, the RAH Member shall deliver a Transfer Notice to the Company, and the Company shall within two business days forward such Transfer Notice to the Raytheon Member and such other information as is reasonably required for the Raytheon Member to evaluate the consequences of the proposed Transfer under Code Sections 708 and 7704. The Company shall also, promptly following receipt of notice of the consummation of such Transfer, give written notice to the Raytheon Member setting forth the number of Units so Transferred, and the identity of such Transferees.

               (e) REMOVAL OF LEGEND. Upon the request of any Unitholder, the Company shall remove the legend set forth in Section 8.3 below from the certificates for such Unitholder's

Units; PROVIDED, that such Units are eligible for sale pursuant to Rule 144(k) under the Securities Act (or any similar rule or rules then in effect) and such Unitholder delivers to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such Units are so eligible.

               (f) SURVIVAL OF RESTRICTIONS. Until the Initial Public Offering, all Transferees of Units under this Article VIII who are not parties to this Agreement shall have agreed in writing to be bound by the provisions of this Agreement by executing a joinder substantially in the form attached hereto as EXHIBIT A and, other than Permitted Transferees, each such Transferee shall be deemed to be a Unitholder only until such Transferee has been admitted as a Member pursuant to the provisions of Section 3.2(b).

        8.2    TAG-ALONG RIGHTS; DRAG-ALONG; FIRST OFFER RIGHTS; PERMITTED
TRANSFERS.

               (a)    TAG-ALONG RIGHTS.

                      (i) Subject to Section 8.2(c) and other than in connection with a Permitted Transfer, an underwritten public offering or Rule 144 under the Securities Act, in the event that the RAH Member proposes to Transfer Common Units in any control transaction however structured, the RAH Member shall deliver a Transfer Notice to the Raytheon Member and the Class B Unitholders at least 30 days prior to any such Transfer. The Raytheon Member and the Class B Unitholders may elect to participate in the contemplated Transfer by delivering written notice to the RAH Member within 15 days after delivery by the RAH Member of such Transfer Notice. If the Raytheon Member and the Class B Unitholders elect to participate in such Transfer, the Raytheon Member and the Class B Unitholders shall each be entitled to Transfer in the contemplated Transfer, on the same contract terms (including without limitation, making the same representations, warranties, covenants, indemnities and agreements as the RAH Member), the number of Common Units or Class B Units, as the case may be, such that the proportion of Common Units, or Class B Units, as the case may be, so transferred to the such Member's total number of Common Units or Class B Units, as the case may be, is equal to the proportion of the RAH Member's Common Units being transferred to the RAH Member's total Units, at the price determined under (ii) below. Notwithstanding anything to the contrary herein, in any Transfer to which this Section applies the Company, at the election of the Raytheon Member, shall, or shall cause the prospective transferee to redeem all of the Preferred Units in cash by wire transfer of immediately available funds at a redemption price equal to the Preferred Redemption Value for such Units, such redemption to occur at or before the time the RAH Member receives proceeds from the sale of Units.

                      (ii) In furtherance of Section 8.2(a)(i), it is the intent of the parties that, in a transaction in which tag-along rights apply, the aggregate sale proceeds shall be divided proportionately with respect to the Raytheon Member, the Class B Unitholders and the RAH Member based on the shares of the liquidation proceeds that the Raytheon Member, the Class B Unitholders and the RAH Member would receive, respectively, in the event of a hypothetical liquidation of the Company at the enterprise value implied by the proposed sales price; and appropriate adjustments will be made to take account of whether Preferred Units participate in such tag-along, however in any event the Preferred Units shall receive the Preferred Redemption Value for such Units.

               (b) DRAG ALONG. (i) At any time from and after the 3rd anniversary from the date hereof, all Unitholders hereby agree, if requested by the RAH Member pursuant to a Transfer Notice to the Unitholders at least 30 days prior to any such Transfer, to sell the Drag Along Sale Amount of the Units then held by the Unitholders to the purchaser specified in such Transfer Notice, in the manner and on the same contract terms set forth in this Transfer Notice (including without limitation, making the same representations, warranties, covenants, indemnities, and agreements as the RAH Members), to a bona fide prospective purchaser that is not an Affiliate of the RAH Member, provided that in any such sale the RAH Member must sell all Units then held by the RAH Member. Notwithstanding anything to the contrary herein, in any Transfer to which this Section applies the Company shall, or shall cause the prospective transferee to redeem all of the Preferred Units in cash by wire transfer of immediately available funds at a redemption price equal to the Preferred Redemption Value for such Units, such redemption to occur at or before the time the RAH Member receives proceeds from the sale of Units. The "DRAG ALONG SALE AMOUNT", shall equal the number of Units required by the purchaser to be included in such sale less any Units being sold by the RAH Member.

                      (ii) In furtherance of Section 8.2(b)(i), it is the intent of the parties that, in a transaction in which drag-along rights apply, the aggregate sale proceeds shall be divided proportionately with respect to the Unitholders based on the Unitholders' respective shares of the liquidation proceeds that Unitholders would receive, respectively, in the event of a hypothetical liquidation of the Company at the enterprise value implied by the proposed sales price; and appropriate adjustments will be made to take account of the participation of the Preferred Units, however in any event the Preferred Units shall receive the Preferred Redemption Value for such Units.

               (c)    FIRST OFFER RIGHTS. Other than a Transfer made pursuant to
Section 8.2(d), prior to any Transfer of Units by the Raytheon Member (the "Selling Unitholder"), the Selling Unitholder shall deliver a written notice to the Company and the RAH Member, such written notice to specify in reasonable detail the number and class of Units to be so Transferred, the proposed purchase price therefor and the other terms and conditions of such proposed Transfer (a "FIRST OFFER NOTICE"). The RAH Member may elect to purchase all (but not less than all) of the Units to be Transferred, upon the terms and conditions as those set forth in the First Offer Notice and other reasonable and customary terms and conditions, by delivering a written notice of such election to the Selling Unitholder within 15 days after the First Offer Notice has been delivered to the RAH Member. If the RAH Member does not elect to purchase all of the Units specified in the First Offer Notice, then the Selling Unitholder may Transfer to any Person the Units contemplated to be Transferred at a price and on terms and conditions in the aggregate no more favorable to the Transferee than those specified in the First Offer Notice during the 180-day period immediately following the date on which the First Offer Notice has been delivered to the RAH Member. Any Units not Transferred within such 180-day period will be subject to the provisions of this Section 8.2(c) upon subsequent Transfer. The Company and the RAH Member agree that the Raytheon Member will have full rights to participate in any process which could result in the sale, merger, liquidation, combination, sale of all or substantially all of the assets, or similar transaction, involving the Company and/or its assets.

        (d)    PERMITTED TRANSFERS ETC.

               (i) PERMITTED TRANSFEREES. Subject to Section 8.1, the restrictions on Transfer contained in Sections 8.2(a) and (b) shall not apply with respect to any Transfer (A) in the case of a Member which is a natural Person, of Units pursuant to Applicable Laws of descent and distribution or to any member of such Member's Family Group, (B) in the case of the RAH Member, among its Affiliates and to individuals providing services on a full-time basis to the Company or any of its Subsidiaries, and (C) in the case of the Raytheon Member, among its wholly owned Subsidiaries (each a "PERMITTED TRANSFEREE").

               (ii) ISSUANCES TO MANAGEMENT UNITHOLDERS. Subject to Section 8.1, it is hereby acknowledged and agreed that the Company may issue new Units to individuals who are providing services on a full-time basis to the Company or any of its Subsidiaries. Such persons shall thereupon become Management Unitholders for purposes of this Agreement. In no event shall the aggregate Management Percentage Interests of the Management Unitholders exceed 7.5%.

               (iii) ISSUANCES TO CLASS B UNITHOLDERS. Subject to Section 8.1, upon the execution and delivery of the Senior Unsecured Debt Documents and receipt by the Company of the consideration for the notes issued by the Company thereunder, each Class B Unitholder shall receive and shall be deemed to own the number of Class B Units set forth opposite such Member's name on Schedule A. Notwithstanding the preceding, it is hereby acknowledged and agreed that the Company may issue Class B Units solely to persons pursuant to and in connection with the Financing Agreements, PROVIDED, HOWEVER, no Class B Units may be issued to any person if, as a result of such issuance, such person would become a person described in Treasury Regulation Section 1.752-2(c) (other than a person described in Treasury Regulation Section 1.752-2(d)). Upon an issuance of Class B Units to a person that is permissible hereunder, such persons shall become Class B Unitholders for purposes of this Agreement. In no event shall the Class B Unit Percentage exceed 8%.

        8.3 LEGEND. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 27, 2001 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE ISSUER (THE "COMPANY") HAS NOT BEEN REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED

               (THE "INVESTMENT COMPANY ACT"). THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED (X) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN THE ABSENCE OF AN EXEMPTION FROM REGISTRATION THEREUNDER, OR (Y) IF SUCH SALE OR TRANSFER CANNOT BE EFFECTED WITHOUT THE LOSS BY THE COMPANY OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF JUNE 27, 2001, AS AMENDED AND MODIFIED FROM TIME TO TIME. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Units in accordance with the definition thereof. Notwithstanding the foregoing, to the extent the Units are not certificated, this Agreement will contain a legend in substantially the form stated above.

        8.4 INITIAL PUBLIC OFFERING. Immediately prior to the consummation of an Initial Public Offering, the Members and Board will take all necessary and desirable actions in consummation of any such Initial Public Offering, and vote for a recapitalization of the Company into a corporation and/or exchange of the Units into securities (the "RECLASSIFIED SECURITIES") the Board finds acceptable; PROVIDED, that (i) the Reclassified Securities provide each Unitholder with the same or better, economic interest, governance, priority and other rights and privileges as such Unitholder had prior to such recapitalization and/or exchange and are consistent with the rights and preferences attendant to such Units as set forth in the Agreement or Applicable Law as in effect immediately prior to such Initial Public Offering and (ii) except as otherwise provided herein, the provisions of this Agreement apply to the Reclassified Securities and the issuer thereof as such provisions apply to the Units and the Company, MUTATIS MUTANDIS. Notwithstanding, anything to the contrary herein, at or prior to any Initial Public Offering the Company, at the election of the Raytheon Member, shall redeem all of the Preferred Units in cash by wire transfer of immediately available funds at a redemption price equal to the Preferred Redemption Value for such Units.

        8.5 REDEMPTION. (a) The Preferred Units may be redeemed (in whole or in part) at the option of the Raytheon Member on or after the earlier of (a) the 7th anniversary of the date hereof, (b) the date that the indebtedness incurred pursuant to the Senior Unsecured Debt Documents has been been repaid. The Raytheon Member shall notify the Company in writing of its intent to exercise the rights afforded by this Section 8.5(a) and specify a date not less than ten (10) nor more than sixty (60) days from the date of such notice on which the Preferred Units shall be redeemed (the "Optional Redemption Date"). The Company shall redeem on the Optional Redemption Date each Preferred Unit being redeemed in cash by wire transfer of immediately available funds at a redemption price (the "REDEMPTION PRICE") equal to the Preferred Redemption Value for such Unit.

        (b) If the funds of the Company legally available for redemption of Preferred Units on an Optional Redemption Date are insufficient to redeem the total number of outstanding Units entitled to redemption, the Raytheon Member shall be entitled to any funds legally available for redemption of Units. At any time thereafter when additional funds of the Company are legally available for the redemption of such Units, such funds will be used at the earliest permissible time, to redeem the balance of such Units, or such portion thereof for which funds are then legally available. The Company shall be obligated to use its best efforts to take such actions as may be necessary (including, without limitation, the issuance of additional equity securities, the revaluation or recapitalization of the Company or the consummation of a merger or sale of assets) in order to permit the full and timely redemption of the Preferred Units entitled to redemption. Notwithstanding the preceding and any of the rights of the Raytheon Member hereunder, the Members acknowledge that payments will be made pursuant to the Senior Unsecured Debt Documents prior to any payments in respect of the redemption.

        (c) If, for any reason, the Company fails to redeem all the Preferred Units entitled to redemption on an Optional Redemption Date the unredeemed Preferred Units shall remain outstanding and shall continue to have all rights and preferences (including, without limitation, dividend and voting rights) provided for herein and the holders of such unredeemed Preferred Units shall have the ongoing right to be redeemed together with such rights and remedies as may be available under Applicable Law.

        8.6    REDUCTION OF MANAGEMENT UNITHOLDERS INTERESTS. (a) Subject to
SECTION 8.6(b), in the event that prior to June 27, 2006, the employment of a Management Unitholder by the Company on a full time basis terminates for any reason, then as of the date of such termination of employment (the "TERMINATION DATE"), the Management Percentage Interests of such Management Unitholder shall be reduced by the following percentage (the "REDUCTION PERCENTAGE"):

                 Termination Date                                Reduction Percentage
                 ----------------                                --------------------
                 Prior to June 27, 2002................................100%
                 After June 27, 2002 but prior to
                  June 27, 2003.........................................80%
                 After June 27, 2003 but prior to
                  June 27, 2004.........................................60%
                 After June 27, 2004 but prior to
                  June 27, 2005.........................................40%
                 After June 27, 2005 but prior to
                  June 27, 2006.........................................20%
                 After June 27, 2005.....................................0%

        By way of example, if a Management Unitholder were to terminate his employment with the Company on December 31, 2004, his Management Percentage Interest would be reduced by 40%.

               (b) Upon a Change of Control, the Reduction Percentage shall be 0%. For purposes of this Agreement, "CHANGE OF CONTROL" means the occurrence of any of the following events:

                      (i) the RAH Member ceases to be the owner of a majority of the outstanding Management Percentage Interests; or

                      (ii) the sale of all or substantially all of the assets of the Company to a third party not Affiliated with the RAH Member.

               (c) Upon a reduction in the Management Percentage Interest of a Management Unitholder in accordance with SECTION 8.6(a), the portion of such Management Unitholder's Management Percentage Interest which is so reduced shall be allocated to the RAH Member and Raytheon Member in proportion to their respective Membership Interests. In the event of such reduction, such Management Unitholder shall be entitled to no payment whatsoever as compensation for such reduction in his or her Management Percentage Interest.

        8.7    PURCHASE RIGHT.

               (a) The Company is hereby granted the right to purchase the entire Membership Interest (or at the discretion of the Company any portion of the Membership Interest) held by any Management Unitholder or any Permitted Transferee of a Management Unitholder in the event the employment of such Management Unitholder (or the transferor of such Management Unitholder) by the Company on a full time basis terminates for any reason. The Company may exercise this right at any time within the 60-day period immediately following the date such Management Unitholder (or transferor of such Management Unitholder) ceases to be providing services on a full-time basis to the Company.

               (b) The purchase price at which the Company may exercise its purchase right shall, after application of the Reduction Percentage pursuant to
SECTION 8.6(a) above, be the Fair Market Value of the Membership Interest of the Management Unitholder.

               (c) The purchase right shall be exercisable by written notice delivered to the Management Unitholder prior to the expiration of the 60-day purchase period referred to in SECTION 8.7(a). The notice shall indicate the portion of the Membership Interest to be purchased, the purchase price and the date on which the purchase is to be effected, such date to be not more than 30 days after the date of notice.

                                   ARTICLE IX

                           DISSOLUTION AND LIQUIDATION

        9.1 DURATION. The Company shall dissolve upon (i) the sale or other disposition by the Company of all or substantially all of the assets, properties or businesses the Company then owns, (ii) the dissolution of the Company by action of the Board, or (iii) any other event that would cause the dissolution of a limited liability company under the Act, unless the Company is continued to the extent permitted by, and in accordance with, the Act (each of the foregoing events, a "DISSOLUTION EVENT").

        9.2    LIQUIDATION OF COMPANY INTERESTS.

               (a) Upon dissolution of the Company, the Board shall appoint one Member (or any other Person) to serve as the "LIQUIDATOR" who shall act at the direction of the Board, unless and until a successor Liquidator is appointed as provided herein. The Liquidator shall agree not to resign at any time without 30 days' prior written notice. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board. Within 30 days following the occurrence of any such removal, a successor Liquidator may be elected by the Board. The successor Liquidator shall succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article IX, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company as provided for herein). The Liquidator shall receive as compensation for its services (i) no additional compensation, if the Liquidator is an employee of the Company or any of its Subsidiaries, or (ii) if the Liquidator is not such an employee, a reasonable fee plus out-of-pocket costs and expenses or such other compensation as the Board may otherwise approve.

               (b) The Liquidator shall liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

                      (i) First, to the satisfaction (whether by payment or the making of reasonable provision for payment) of the Company's debts and obligations to its creditors, including sales commissions and other expenses incident to any sale of the assets of the Company and including the establishment of and additions to such reserves as the Liquidator may deem necessary or appropriate;

                      (ii) Second, to the Unitholders, in accordance with the provisions of Section 5.2(a).

The reserves established pursuant to subparagraph (i) of this Section 9.2(b) shall be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator deems advisable, such reserves shall be distributed to the Unitholders in the priorities set forth in this Section 9.2(b). The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Unitholder immediately prior to the distribution of the Company's assets pursuant to this Section 9.2(b) being equal to the amount that would be distributable to such Unitholder pursuant to this Section 9.2(b). The Company is authorized to make appropriate adjustments in the allocation of items of income, gain, loss and deduction as necessary to cause the amount of each Unitholder's Capital Account immediately prior to the distribution of the Company's assets pursuant to this Section 9.2(b) to equal the amount that would be distributable to such Unitholder pursuant to this Section 9.2(b).

               (c) Notwithstanding the provisions of Section 9.2(b) which require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 9.2(b), if upon dissolution of the Company the Board determines that an immediate sale of part or all of the Company's assets would be impractical or could cause undue harm to the Unitholders, then the Board may, in its discretion, defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its discretion, distribute to the Unitholders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 9.2(b), undivided interests in such Company assets as the Liquidator deems reasonable and equitable and subject to any agreements governing the operating of such properties at such time. For purposes of any such distribution, the Board will determine the Fair Market Value of any property to be distributed.

               (d) A reasonable time will be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 9.2(b) in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation of the Company (or any Unitholder's interest in the Company) and related adjustments will be made by the end of the Fiscal Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b).

               (e) The Company shall terminate when all of the assets of the Company have been distributed in accordance with this Section 9.2 and the Certificate has been canceled in the manner required by the Act.

                                    ARTICLE X

                                BOOKS AND RECORDS

        10.1 BOOKS. The Company shall maintain complete and accurate books of account of the Company's affairs at the Company's principal office, which books shall be open to inspection by any Member (or its authorized representative) to the extent required by the Act (unless provided otherwise in this Agreement).

        10.2   TAX ALLOCATIONS AND REPORTS.

               (a) Not later than seven calendar months after the end of each Fiscal Year, the Board shall cause the Company to furnish each Unitholder an Internal Revenue Service Form K-1 and any similar form required for the filing of state or local income tax returns for such Unitholder for such Fiscal Year. Upon the written request of any such Unitholder and at the expense of such Unitholder, the Company will use reasonable efforts to deliver or cause to be delivered any additional information necessary for the preparation of any state, local and foreign income tax return which must be filed by such Unitholder.

               (b) The Raytheon Member shall determine whether to make or revoke any available election pursuant to the Code. Each Unitholder will, upon request, supply the information necessary to give proper effect to any such election.

               (c) To the extent applicable, the Company hereby designates the Raytheon Member to act as the "TAX MATTERS PARTNER" (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code. The Tax Matters Partner is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith; PROVIDED, that the Tax Matters Partner may be removed and replaced by, and shall act in such capacity at the direction of, the Board. Each Unitholder agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. Subject to the foregoing proviso, the Tax Matters Partner will have reasonable discretion to determine whether the Company (either on its own behalf or on behalf of the Unitholders) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on any Unitholder (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Unitholder, and if paid by the Company, will be recoverable from such Unitholder (including by offset against distributions otherwise payable to such Unitholder). The Tax Matters Partner shall take reasonable action to cause each other Unitholder having at least a 20% of the Common Units to be treated as a "notice partner" within the meaning of Section 6231(a)(8) of the Code. Each such Unitholder shall have the right to participate in any administrative proceeding and any discussions with the Internal Revenue Service.

               (d) Each of the Members and the Company shall take no action inconsistent with, and shall make or cause to be made all applicable elections with respect to (i) the treatment of the Company as a partnership; (ii) the treatment of the Company as not a publicly traded partnership for federal income tax purposes; (iii) the treatment of Raytheon as having contributed assets of Raytheon Aerospace Company without recognition of gain at the time of such contribution for purposes of the Code; (v) the treatment of RAH entity as having contributed $42,000,000 of cash to the Company in a Section 721 contribution;
(v) the allocation of debt to Raytheon for purposes of Section 752 of the Code in accordance with Section 6.5. and (vi) the treatment of

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any Class B Unitholder as a person other than a person described in Treasury
Regulation Section 1.752-2(c) (other than a person described in Treasury Regulation Section 1.752-2(d)).

                                   ARTICLE XI

                         EXCULPATION AND INDEMNIFICATION

        11.1   EXCULPATION AND INDEMNIFICATION.

               (a) No Member, Representative or any direct or indirect officer, director, stockholder or partner of a Member (each, an "INDEMNITEE"), shall be liable, responsible or accountable in damages or otherwise to the Company, any Member, or to any Unitholder, for any act or failure to act by such Indemnitee in connection with the conduct of the business of the Company, or by any other such Indemnitee in performing or participating in the performance of the obligations of the Company, so long as such Indemnitee acted in the good faith belief that such action or failure to act was in the best interests, or not opposed to the best interests, of the Company and/or its Subsidiaries and such action or failure to act was not in violation of this Agreement and did not constitute gross negligence or willful misconduct. Except as otherwise required by the Act, no Person who is a Member, Representative, an Officer, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Member, or Representative, an Officer, or any combination of the foregoing. Nothing contained in this Agreement shall affect the rights of the Company against any Member pursuant to the terms and conditions of the Combination Agreement.

               (b) The Company shall indemnify and hold harmless each Indemnitee to the fullest extent permitted by law against losses, damages, liabilities, costs or expenses (including reasonable attorney's fees and expenses and amounts paid in settlement) incurred by any such Indemnitee in connection with any action, suit or proceeding to which such Indemnitee may be made a party or otherwise involved or with which it shall be threatened by reason of its being a Member, Representative or any direct or indirect officer, director, stockholder or partner of a Member, or while acting as (or on behalf of) a Member on behalf of the Company or in the Company's interest. Such attorney's fees and expenses shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that such Indemnitee is not entitled to indemnification with respect thereto.

               (c) The right of an Indemnitee to indemnification hereunder shall not be exclusive of any other right or remedy that a Member, Representative or Officer may have pursuant to Applicable Law or this Agreement.

        11.2 INSURANCE. The Company shall have the power to purchase and maintain insurance on behalf of any Indemnitee or any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the

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power to indemnify such Person against such liability under the provisions of
Section 11.1 or under Applicable Law.

        11.3 INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A UNITHOLDER.

               (a) If the Company is obligated to pay any amount to a Governmental Authority or to any other Person (and makes such payment or will make such a payment within 30 days of charging the Capital Account of the Member pursuant to the following sentences and either providing notification of an obligation to indemnify under (i) below or offsetting a distribution pursuant to
(ii) below) on behalf of (or in respect of an obligation of) a Unitholder (including, without limitation, federal, state and local withholding taxes imposed with respect to foreign Members, and state unincorporated business taxes, etc.), then such Unitholder (the "CHARGED MEMBER") shall indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payment). The amount to be indemnified shall be charged against the Capital Account of the Charged Member, and, at the option of the Board, either:

                      (i) promptly upon notification of an obligation to indemnify the Company, the Charged Member shall make a cash payment to the Company equal to the full amount to be indemnified (and the amount paid shall be added to the Charged Member's Capital Account but shall not be deemed to be a Capital Contribution hereunder); or

                      (ii) the Company shall reduce current or subsequent distributions that would otherwise be made to the Charged Member until the Company has recovered the amount to be indemnified (PROVIDED that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution shall not further reduce the Charged Member's Capital Account).

               (b) A Charged Member's obligation to make contributions to the Company under this Section 11.3 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 11.3, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Charged Member under this Section 11.3, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Base Rate plus six percentage points per annum (but not in excess of the highest rate per annum permitted by law).

                                   ARTICLE XII

                                  MISCELLANEOUS

        12.1 CONFIDENTIALITY. By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at that time it is a Member of the Company, (unless the prior written consent of the Company is obtained, which prior consent shall not be unreasonably withheld) to maintain the confidentiality of, and not to disclose to any Person other than the Company, another Member or a person designated by the Company, any information obtained from the Company or its representatives that is not generally available or known to the public and which has not been previously disclosed by any Member without a confidentiality agreement relating to the identity of any Member, the business, financial structure, financial position or financial results, clients or affairs of the Company; PROVIDED, that each Member may deliver or disclose confidential information to (i) its directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its interest in the Company and such Persons agree to comply with the terms of this Section), (ii) its financial advisors and other professional advisors who agree to comply with the terms of this Section, (iii) any Person to which it sells or offers to sell its interest in the Company or any part thereof or any participation therein in accordance with the transfer restrictions contained in this Agreement (if such Person has agreed in writing prior to its receipt of such confidential information to be bound by the provisions of this Section), (iv) any Governmental Authority or other regulatory or self regulatory authority having jurisdiction over a Member or any nationally recognized rating agency that requires access to information about a Member's investment portfolio, or (v) any other Person to which such delivery or disclosure may be necessary or advisable
(a) to effect compliance with any law, rule, regulation or order applicable to a Member, including the requirements of any stock exchange, (b) in response to any subpoena or other legal process, or (c) in connection with any litigation to which a Member is a party.

        12.2 WAIVER OF JURY TRIAL. Each of the parties hereto knowingly, intentionally and voluntarily waives to the fullest extent permitted by law any right it may have to trial by jury in respect of any claim, demand, action or cause of action based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. The parties to this Agreement each hereby agrees that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart or a copy of this Agreement with any court as evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

        12.3 GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, INCLUDING THE DELAWARE LIMITED LIABILITY COMPANY ACT, DELAWARE CODE, TITLE 6, SECTIONS 18-101, ET SEQ., AS IN EFFECT FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

        12.4 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        12.5 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Members shall negotiate in good faith to replace any provision so held to be invalid or unenforceable so as to implement most effectively the transactions contemplated by such provision in accordance with the original intent of the Members signatory hereto.

        12.6 AMENDMENTS. The parties hereto may at any time amend this Agreement by the unanimous written consent of the Raytheon Member and the RAH Member.

        12.7 GENDER AND NUMBER. Whenever required by the context, the singular number shall include the plural number, the plural number shall include the singular number, the masculine gender shall include the neuter and feminine genders and vice versa.

        12.8 NOTICE. Any Notice or Notices required or permitted under the provisions of this Agreement shall be sent to each of the addresses set forth below, or as otherwise notified to the other party in writing:

               (a)    If to the Company or the Raytheon Member:

                      Raytheon Aircraft Holdings, Inc.
                      141 Spring Street
                      Lexington, Massachusetts 02421-9107
                      Attention: Corporate Secretary
                      Fax No: 781-860-3899

                      With a copy to:

                      Wachtell, Lipton, Rosen & Katz
                      51 West 52nd Street
                      New York, New York 10019
                      Attention:  Adam O. Emmerich, Esq.
                      Fax No: (212) 403-2000

               (b)    If to the Company or the RAH Member:

                      c/o The Veritas Capital Fund, L.P.
                      660 Madison Avenue
                      New York, New York 10021
                      Attention: Robert B. McKeon
                      Fax No.: (212) 688-9411

                      With a copy to:

                      Winston & Strawn
                      200 Park Avenue
                      New York, New York 10166
                      Attention:  Benjamin M. Polk, Esq.
                      Fax No.: (212) 294-4700

if to any other Member, to such Member's address as set forth in the records of the Company. Any Notice sent as set forth above shall be deemed to have been given only upon actual delivery to the intended recipient thereof or upon the date of rejection of such notice, as evidenced by the return receipt therefor.

        12.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

        12.10 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document and the Combination Agreement (and the documents referenced therein) embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        12.11 NO WAIVER OF REMEDIES. The failure of a Member to insist on the strict performance of any covenant or duty required by the Agreement, or to pursue any remedy under the Agreement, shall not constitute a waiver of the breach or the remedy.

        12.12 REMEDIES CUMULATIVE. The remedies of the Members under the Agreement are cumulative and shall not exclude any other remedies to which the Member may be lawfully entitled. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other suitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

        12.13 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of all of the Members and their permitted successors, legal representatives, and assigns.

        12.14 CERTAIN RULES OF CONSTRUCTION. The parties hereto hereby agree that the provisions of this Agreement have been negotiated by sophisticated parties, and it is the intention of the parties that the provisions of this Agreement not be construed against any particular party hereto.

                                   * * * * *

        IN WITNESS WHEREOF, all of the parties hereto have executed this Agreement, effective as of the date first written above.

                                  Raytheon Aircraft Holdings, Inc.


                                  By:  /s/ Wayne W. Wallace
                                     ----------------------
                                     Name:   Wayne W. Wallace
                                     Title:  VP - Gen. Counsel


                                  RA Aerospace Holding LLC


                                  By:  /s/ Robert B. McKeon
                                     ----------------------
                                     Name:   Robert B. McKeon
                                     Title:  Authorized Signatory

        IN WITNESS WHEREOF, all of the parties hereto have executed this Agreement, effective as of the date first written above.

                                  THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                  COMPANY

                                  By:  /s/ Jeffrey J. Leuken
                                     --------------------------
                                     Name:   Jeffrey J. Leuken
                                     Title:  Its Authorized Representative

                                  Address for notices:

                                  The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue
                                  Milwaukee, WI 53202
                                  Attn: Securities Department

        IN WITNESS WHEREOF, all of the parties hereto have executed this Agreement, effective as of the date first written above.

                                  R.A. ACQUISITION CORPORATION


                                  By:  /s/
                                     ---------------------------
                                     Name:
                                     Title:  Director

                                  Address for notices:

                                  Allied Capital Corporation
                                  1919 Pennsylvania, N.W.
                                  Washington, DC 20006-3434
                                     Attn: Mr. Phil McNeil
                                     Managing Director
                                  Telephone:  (202) 973-6318
                                  Facsimile:  (202) 659-2053

        IN WITNESS WHEREOF, all of the parties hereto have executed this Agreement, effective as of the date first written above.

                                  THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                  UNITED STATES


                                  By:  /s/ J. Pendergast
                                     -----------------------------
                                     Name:   J. Pendergast
                                     Title:  Investment Officer

                                  Address for notices:

                                  The Equitable Life Assurance Society of the
                                  United States
                                  c/o Albion Alliance LLC
                                  1345 Avenue of the Americas, 37th Floor
                                  New York, New York 10105
                                     Attn: Andrew H. Steuerman
                                  Telephone:   (212) 969-1548
                                  Facsimile:   (212) 969-6659

        IN WITNESS WHEREOF, all of the parties hereto have executed this Agreement, effective as of the date first written above.

                                  BNY CAPITAL CORPORATION


                                  By:  /s/ Paul Echausse
                                     ------------------------------
                                     Name:   Paul Echausse
                                     Title:  Vice President

                                  Address for notices:

                                  BNY Capital Corporation
                                  One Wall Street 18th Floor
                                  New York, New York 10286
                                  Attn:       Paul Echausse
                                  Telephone:  (212) 635-8676
                                  Facsimile:  (212) 635-8111

        IN WITNESS WHEREOF, all of the parties hereto have executed this Agreement, effective as of the date first written above.

                                  AA-RAAH I, INC.


                                  By:  /s/ Andrew Steuerman
                                     ------------------------------
                                     Name:   Andrew Steuerman
                                     Title:  Vice President

                                  Address for notices:

                                  c/o Albion Alliance LLC
                                  1345 Avenue of the Americas, 37th Floor
                                  New York, New York 10105
                                     Attn: Andrew H. Steuerman
                                  Telephone:  (212) 969-1548
                                  Facsimile:  (212) 969-6659

        IN WITNESS WHEREOF, all of the parties hereto have executed this Agreement, effective as of the date first written above.

                                  TEACHERS INSURANCE AND ANNUITY
                                  ASSOCIATION OF AMERICA


                                  By:  /s/ Loren S. Archibald
                                     ------------------------------
                                     Name:   Loren S. Archibald
                                     Title:  Managing Director
                                             Private Placements

                                  Address for notices:

                                  Teachers Insurance and Annuity
                                     Association of America
                                  730 Third Avenue
                                  New York, New York 10017-3206
                                     Attn:  Greg Spilberg
                                            Securities Division
                                  Telephone:  (212) 916-4119
                                  Facsimile:  (212) 916-6582

        IN WITNESS WHEREOF, all of the parties hereto have executed this Agreement, effective as of the date first written above.

                                  CIBC WMC, INC.


                                  By:  /s/ Paul Farrel
                                     ------------------------------
                                     Name:   Paul Farrel
                                     Title:  Managing Director

                                  By:  /s/ Todd Worsley
                                     -------------------------------
                                     Name:   Todd Worsley
                                     Title:  Managing Director

                                  Address for notices:

                                  CIBC Capital Partners
                                  161 Bay Street, 8th Floor
                                  Toronto, Ontario M5J 2S8
                                     Attn: Jordan Rangooni/David Cobbold
                                  Telephone:  (416) 594-7644/(416) 956-6394
                                  Facsimile:  (416) 594-8037

        IN WITNESS WHEREOF, all of the parties hereto have executed this Agreement, effective as of the date first written above.

                                  CIBC WMC, INC.


                                  By:  /s/ Kevin J. Curley
                                     -------------------------------
                                     Name:  Kevin J. Curley
                                     Title:

                                  Address for notices:

                                  c/o Whitney & Co.
                                  171 Broad Street
                                  Stamford, CT 06901
                                  Attn: Michael Salvator, James H. Fordyce or
                                  Kevin Curley
                                  Telephone:  (203) 973-1465
                                  Facsimile:  (203) 973-1442